                                                                    EXHIBIT 10.3

                               SERVICES AGREEMENT

      THIS SERVICES AGREEMENT (this "Agreement"), dated as of December 15, 2004, is entered into by and among Buckeye Partners, L.P., a publicly traded Delaware limited partnership (the "Partnership"), Buckeye Pipe Line Company, L.P. ("Buckeye Pipe Line"), Buckeye Pipe Line Holdings, L.P., Everglades Pipe Line Company, L.P., and Laurel Pipe Line Company, L.P. ("Laurel"), each a Delaware limited partnership (the "Operating Partnerships"), WOOD RIVER PIPE LINES LLC and BUCKEYE TERMINALS, LLC, each a Delaware limited liability company (the "LLC Subsidiaries"), any "Additional Significant Subsidiaries" (as defined in Article VIII hereof) from time to time parties hereto pursuant to Article VIII hereof (such Additional Significant Subsidiaries, together with the Partnership, the LLC Subsidiaries and the Operating Partnerships, collectively, the "Services Recipients"), and BUCKEYE PIPE LINE SERVICES COMPANY, a Pennsylvania corporation (the "Provider").

                                   WITNESSETH:

      WHEREAS, Buckeye Pipe Line Company LLC (the "Current General Partner") is the sole general partner of each of the Partnership and the Operating Partnerships and deems it in the best interests of the Partnership and the Operating Partnerships to enter into this Agreement;

      WHEREAS, the LLC Subsidiaries desire to enter into this Agreement;

      WHEREAS, the Current General Partner, the Provider, and Buckeye Management Company LLC were parties to that certain Services Agreement, dated as of August 12, 1997 and amended and restated as of April 24, 2002 and May 4, 2004 (as so amended and restated, the "Original Agreement");

      WHEREAS, the parties to the Original Agreement, concurrently with the execution and delivery hereof, have terminated the Original Agreement and the Services Recipients desire to engage the Provider to provide certain services to the Services Recipients in accordance with the terms set forth below; and

      WHEREAS, immediately after the execution and delivery hereof the Current General Partner will transfer certain rights and interests, including its general partnership interest in the Partnership and each of the Operating Partnerships, to Buckeye GP LLC, a Delaware limited liability company (in its capacity as successor to the Current General Partner as the sole general partner of the Partnership and each of the Operating Partnerships, the "General Partner");

      NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                           Engagement of the Provider

      The Services Recipients hereby engage the Provider to provide certain services in connection with the operation of the business of the Services Recipients, subject, in the case of the Partnership and the Operating Partnerships, to the control and oversight of the General Partner, acting in its role as general partner of the Partnership and the Operating Partnerships, and the Provider hereby accepts its engagement by the Services Recipients.

                                   ARTICLE II

                                Term of Agreement

      The term of this Agreement (the "Service Term") commences on the date hereof and shall continue until all principal, interest and premium is paid in full under the Note Agreement, dated as of May 4, 2004, among the Buckeye Pipe Line Services Company Employee Stock Ownership Plan Trust (the "ESOP"), The Prudential Insurance Company of America, Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey (the "Note Agreement") and under any agreements or instruments (each, a "Successor Note Agreement") setting forth the terms of, or evidencing, any indebtedness incurred by the ESOP in order to refinance any of the principal, interest or premium outstanding under the Note Agreement or any preceding Successor Note Agreement, unless earlier terminated by the Partnership or any of the other Services Recipients for Cause. For purposes of this Agreement, "Cause" shall mean the failure of the Provider to comply with the terms and conditions set forth in this Agreement or to follow the lawful directives of the Services Recipients in connection with the performance by the Provider of its duties and responsibilities under this Agreement, as determined by the nonmanagement members of the Board of Directors of the General Partner, the Boards of Managers of the LLC Subsidiaries or the Boards of Directors or Boards of Managers of any Additional Significant Subsidiaries, as applicable, in their sole discretion.

                                  ARTICLE III

                   Duties and Responsibilities of the Provider

      3.1 Duties and Responsibilities. During the Service Term, the Provider shall perform such duties and responsibilities as are necessary or appropriate to conduct the day-to-day business operations of the Services Recipients, as are assigned to the Provider by the Services Recipients (the "Services"), and may include, but shall not be limited to, the matters listed on Schedule I hereto. The Services Recipients may from time to time expand, limit or otherwise modify the Services by timely notice to the Provider in writing. All activities of the Provider under this Agreement for the Partnership or the Operating Partnerships shall be performed under the direct supervision of the General Partner in its capacity as general partner of the Partnership and the Operating Partnerships.

      3.2 Employees. As of August 12, 1997, the Provider employed all employees then employed by the Current General Partner as employees at will, and offered such employees compensation substantially the same as their then current compensation from the Current General Partner, subject to annual compensation adjustments in the ordinary course of business. The Provider assumed all liabilities and acquired all assets in connection with all current employee benefit plans for the benefit of such employees, including, without limitation, sponsorship of the ESOP. The Provider granted each such employee credit for service with the Current General Partner for all purposes under such employee benefits plans.

      3.3 Officers and Directors. During the Service Term, the persons serving as the officers and as the Independent Director (as defined in the Articles of Incorporation of the Provider) of the Provider shall be subject to the approval of the General Partner, acting in its role as general partner of the Partnership and the Operating Partnerships, such approval not to be unreasonably withheld and to be deemed given in the absence of an objection by the General Partner.

      3.4 Equitable Relief. The Provider acknowledges that the provisions of
Section 3.3 are, in view of the nature of this transaction, reasonable and necessary to protect the legitimate interests of the Services Recipients, and that any violation of any provision of that Section will result in irreparable injury to the Services Recipients. The Provider also acknowledges that in the event of any such violation, the Services Recipients shall be entitled to preliminary and permanent injunctive relief without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Services Recipients may be entitled. The Provider agrees that in the event of any such violation, an action may be commenced for any such preliminary and permanent injunctive relief and other equitable relief in the United States District Court for the Eastern District of Pennsylvania or the state court of competent jurisdiction sitting in Delaware County or in Lehigh County, Pennsylvania or in any other court of competent jurisdiction. The Provider hereby waives, to the fullest extent permitted by law, any objection that the Provider may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. The Provider agrees that effective service of process may be made upon the Provider under the notice provisions contained in Section 8.2 of this Agreement.

      3.5 Survival of Covenants. Sections 3.3 and 3.4 shall survive the termination of this Agreement.

                                   ARTICLE IV

                                    Insurance

      The Services Recipients shall include, or cause to be included, the Provider as an additional insured under all liability insurance policies maintained by, or for the benefit of, the Services Recipients. Such policies shall indemnify the Provider and its officers, directors and employees against covered claims and expenses which may be incurred by the Provider and its officers, directors and employees in connection with the activities of the Services Recipients in accordance with the terms of such policies.

                                   ARTICLE V

                                  Services Fee

      The Services Recipients (based on the allocation of liability set forth below) shall pay the Provider a fee for performing its duties and responsibilities under this Agreement equal to their respective Allocable Share (as determined in accordance with and defined in Schedule II) of the reasonable costs and expenses incurred by the Provider which are directly or indirectly related to the respective businesses or activities of the Services Recipients, including, without limitation, the following: (i) any amounts related to the payment of taxes when due related to the business of the Services Recipients or to the ESOP, (ii) any cash contributions made or to be made by the Provider to the ESOP pursuant to the terms of the ESOP plan, as necessary for the ESOP to make all payments of principal, interest, fees and premium due under the Note Agreement and any Successor Note Agreement (excluding, however, the accelerated portion of any payments which have become due and payable upon acceleration of such indebtedness as the result of a default under the Note Agreement or any Successor Note Agreement) (each, a "top-up contribution"), (iii) cash deposits made or to be made by the Provider pursuant to an obligation to maintain a minimum value of collateral pledged to secure the obligations of the ESOP or the Provider in respect of the Note Agreement or any Successor Note Agreement (each, a "collateral coverage deposit"), provided, however, that any collateral coverage deposits that are later withdrawn by the Provider shall only be used to satisfy obligations of the Services Recipients to pay for Services hereunder,
(iv) any income taxes incurred by the Provider on the sale of limited partnership units of the Partnership made to satisfy obligations of the Provider under the ESOP to redeem ESOP accounts of departing employees upon the termination of their employment, and (v) routine administrative charges and expenses common to employee stock ownership plans incurred in connection with the operations of the ESOP, but, in the case of the foregoing clauses (ii) through (v), only to the extent distributions from limited partnership units of the Partnership owned by the Provider are not sufficient to make all such payments. In addition, the Partnership and the Services Recipients shall reimburse the Provider for all costs and expenses incurred by the Provider in connection with the formation, capitalization, business or other activities of the Provider pursuant to this Agreement. The Partnership shall be jointly and severally liable for its obligations and the obligations of each of the other Services Recipients under this Article V. Each of such other Services Recipients (other than Laurel and Buckeye Pipe Line) shall be jointly and severally liable for its obligations and for those of each of the other Services Recipients under this Article V. The obligations of Laurel and Buckeye Pipe Line shall each be several. Except as set forth in this Article V, the Provider will not have the right to receive any other compensation for performing its duties and responsibilities under this Agreement.

                                   ARTICLE VI

                                 Indemnification

      The Services Recipients shall jointly and severally indemnify, protect and hold the Provider and its affiliates harmless from any and all claims, demands, suits or actions (including attorneys' fees and expenses) which may be asserted against the Provider arising out of the performance of Services pursuant to this Agreement or otherwise in connection with the Services Recipients; provided that the Provider or such affiliate seeking indemnification acted in good faith and the act or omission which is the basis of such claim, demand, suit or action does not involve the gross negligence or willful misconduct of the Provider or such affiliate.

                                  ARTICLE VII

                      No Interest Conveyed to the Provider

      This Agreement is a services agreement only and does not convey to the Provider any right, title or interest in or to any assets of the Services Recipients. This Agreement is not intended to form a joint venture or a partnership.

                                  ARTICLE VIII

                       Additional Significant Subsidiaries

      The Partnership shall cause any Additional Significant Subsidiary, concurrently with the formation or acquisition thereof, to become a Services Recipient by executing and delivering to the other parties hereto a supplement substantially in the form of Exhibit A attached hereto (a "Supplement"), upon which any such Additional Significant Subsidiary shall thereafter be a "Services Recipient" for all purposes under this Agreement. As used in this Article VIII, "Additional Significant Subsidiary" shall mean any direct or indirect subsidiary of the Partnership that is hereafter formed or acquired and that, after giving effect to such formation or acquisition and to any transaction or series of transactions consummated in connection therewith, would be a "significant subsidiary" of the Partnership, as such term is defined in Article 1, Rule 1-02(w) of Regulation S-X promulgated under the Securities Act of 1933, as amended (as such regulation is in effect on the date hereof). Notwithstanding anything to the contrary contained herein, the Partnership shall not be required to cause Additional Significant Subsidiaries to become Services Recipients or execute Supplements to the extent such Additional Significant Subsidiaries would be prohibited from doing so by applicable law and such prohibition cannot be removed after expending commercially reasonable efforts in good faith or if the level of services provided to such Additional Significant Subsidiary would be so minimal as to make it commercially unreasonable to do so.

                                   ARTICLE IX

                               General Provisions

      9.1 No Third Party Beneficiaries. Except for the parties hereto and the General Partner, solely in its capacity as general partner of the Partnership and the Operating Partnerships, no other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

      9.2 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be delivered personally, sent by telecopier, by first class mail or by a nationally recognized overnight courier, postage prepaid. All such notices, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below, or to such other address or person as any party may designate by notice to the other parties in accordance herewith:

If to the Partnership or the            Buckeye Partners, L.P.
Operating Partnerships:                 (or relevant Operating Partnership)
                                        c/o Buckeye GP LLC
                                        Five Radnor Corporate Center
                                        Suite 500
                                        100 Matsonford Road
                                        Radnor, PA 19087
                                        Attn:  President
                                        Telecopier No.:  (610) 254-4625

If to Buckeye Terminals, LLC:           Buckeye Terminals, LLC
                                        5002 Buckeye Road
                                        P.O. Box 368
                                        Emmaus, PA  18049
                                        Attention: President
                                        Telecopier No.:   (610) 254-4625

If to Wood River Pipe Lines LLC:        Wood River Pipe Lines LLC
                                        5002 Buckeye Road
                                        P.O. Box 368
                                        Emmaus, PA  18049
                                        Attention: President
                                        Telecopier No.:   (610) 254-4625

If to the Provider:                     Buckeye Pipe Line Services Company
                                        5002 Buckeye Road
                                        Emmaus, PA 18049
                                        Attn:  President
                                        Telecopier No.:  (610) 770-4549

With a copy to:                         LaSalle Bank, National Association,
                                        Trustee of the Buckeye Pipe Line
                                        Services Company
                                        Employee Stock Ownership Plan Trust
                                        135 South LaSalle Street
                                        Chicago, IL  60674
                                        Attn:  Corporate Trust Department
                                        Telecopier No.:  (312) 904-2446

      9.3 Headings. All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

      9.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors but shall not be assignable except upon the consent in writing of the parties hereto.

      9.5 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

      9.6 Waiver and Amendment. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition. Any amendment to this Agreement shall be effective only if in a writing signed by each of the parties hereto.

      9.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

      9.8 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

      9.9 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

      9.10 Successor General Partner. All references in this Agreement to the "General Partner" shall include any successor to the General Partner as general partner of the Partnership and the Operating Partnerships.

[signatures follow on next page]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                  BUCKEYE PARTNERS, L.P.,
                  BUCKEYE PIPE LINE COMPANY, L.P.,
                  BUCKEYE PIPE LINE HOLDINGS, L.P., EVERGLADES PIPE LINE COMPANY, L.P., and
                  LAUREL PIPE LINE COMPANY, L.P.

                  By:  BUCKEYE PIPE LINE COMPANY LLC
                  Their General Partner

                  By: /s/ Robert B. Wallace
                      _________________________________________
                  Name: Robert B. Wallace
                  Title: Sr. Vice President - Finance and Chief
                  Financial Officer

                  BUCKEYE TERMINALS, LLC
                  WOOD RIVER PIPE LINES LLC

                  By: /s/ Robert B. Wallace
                      ____________________________________
                  Name: Robert B. Wallace
                  Title: Sr. Vice President - Finance and Chief
                  Financial Officer

                  BUCKEYE PIPE LINE SERVICES COMPANY

                  By: /s/ Stephen C. Muther
                      ____________________________________
                  Name: Stephen C. Muther
                  Title: Sr. Vice President - Administration,
                  General Counsel and Secretary

                              [Services Agreement]

                                   Schedule I

      The Services shall include any services necessary for the operation of the Partnership and the Services Recipients as specified by such and may include, without limitation, the following services:

            - facility maintenance services, including preventative maintenance activities and equipment repairs;

            - operations services, including loading rack operations, product quality control, sampling, blending, engineering, manifold operations, general maintenance, building and grounds maintenance, routine inspection, lab services, mainline maintenance, right of way patrol, right of way clearing, line depth issues, damage prevention program, emergency response, scheduling services, and pipeline control services;

            -     terminal and pipeline marketing services;

            - technical services, including engineering, safety, environmental and real estate services;

            - professional services, including legal, accounting, insurance, tax, credit, finance, government affairs, and regulatory affairs.

      Notwithstanding anything to the contrary contained in this Schedule or in the Agreement, the Provider shall not be obligated under this Agreement to provide duties performed for the General Partner by certain officers described in Section 2.01 of the Third Amended and Restated Exchange Agreement, dated as of December 15, 2004, among Buckeye GP LLC, Buckeye Partners, L.P. and the Operating Partnerships (the "Exchange Agreement") and will not be entitled under this Agreement to reimbursement by the Services Recipients for any costs or expenses related to the performance of such duties performed by the Provider under any agreement with any third party.

                                   Schedule II

      The services fee for each Services Recipient shall be allocated by the General Partner to the Services Recipient. Compensation of employees which work directly for one Services Recipient shall be directly assigned to such Services Recipient. All other amounts comprising the services fee shall be allocated by the General Partner to each Services Recipient based upon such Services Recipient's pro-rata portion (its "Allocable Share") of the total of the following amounts (giving equal weight to each factor):

            -     revenues of the Services Recipients;

            - book value of assets of the Services Recipients (on a gross or net basis, whichever the General Partner deems the most appropriate); and

            - payroll of employees directly assigned to individual Services Recipients.

      The General Partner shall be entitled to use its good faith judgment in calculating the foregoing factors, including in determining the date or period of determination of the factors. For the avoidance of doubt, the revenues, book value of assets and payroll of any Services Recipient that is a direct or indirect subsidiary of one or more other Services Recipient(s) shall not be included in the calculation of the revenues, book value or assets of such other Services Recipient(s).

                                                                       EXHIBIT A

                                   SUPPLEMENT

      THIS SUPPLEMENT (this "Supplement"), dated as of _______, 20__ is made by ________, a __________ (the "Additional Significant Subsidiary"), in favor of the parties to the below-described Services Agreement.

      WHEREAS, pursuant to the Services Agreement, dated as of December 15, 2004, by and among Buckeye Partners, L.P. (the "Partnership"), Buckeye Pipe Line Company, L.P., Buckeye Pipe Line Holdings, L.P., Everglades Pipe Line Company, L.P., Laurel Pipe Line Company, L.P., Wood River Pipe Lines LLC, Buckeye Terminals, LLC and Buckeye Pipe Line Services Company (as amended, restated, supplemented or otherwise modified from time to time, the "Services Agreement"), the Partnership is required to cause the Additional Significant Subsidiary to execute and deliver this Supplement in order to cause the Additional Significant Subsidiary to become a Services Recipient (as such term is defined in the Services Agreement) under the Services Agreement; and

      WHEREAS, the Additional Significant Subsidiary will receive substantial benefit from joining in the Services Agreement as aforesaid;

      NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Significant Subsidiary hereby joins in the Services Agreement and becomes a Services Recipient (as such term is defined in the Services Agreement) for all purposes thereunder.

      Notice of acceptance of this Supplement and of the Services Agreement, as supplemented hereby, is hereby waived by the Additional Significant Subsidiary.

      The address for notices and other communications to be delivered to the Additional Significant Subsidiary pursuant to Section 9.2 of the Services Agreement is set forth below.

      IN WITNESS WHEREOF, the undersigned Additional Significant Subsidiary has caused this Supplement to be duly executed and delivered as of the day and year first above written.

                                        ________________________________________
                                        a_______________________________________

                                        By:_____________________________________
                                           Name:
                                           Title:

Address for Notices:

____________________

____________________

____________________

____________________


                                       2